Exhibit 99.1

Aeva Introduces Aeries II – The World’s First 4D LiDAR with Camera-Level Resolution

Next-generation FMCW LiDAR Sensor with Advanced 4D Perception Software Detects Instant Velocity in Addition to Position, with Automotive Grade Reliability in a Compact Form Factor and Up to 1000 Lines Per Frame with Ultra Resolution™ to Enable the Next Wave of Autonomy

Mountain View, Calif. – Feb. 01, 2022 – Aeva® (NYSE: AEVA), a leader in next-generation sensing and perception systems, today unveiled Aeries™ II, a 4D LiDAR™ sensor built with automotive grade reliability to enable the next wave of autonomy across applications in automotive, industrial and beyond. Leveraging Aeva’s unique Frequency Modulated Continuous Wave (FMCW) technology and the world’s first LiDAR-on-chip module design, the sensor uniquely detects the fourth dimension of instantaneous velocity for each point in addition to 3D position. Advanced 4D Perception™ software powers groundbreaking new features like 4D Localization™ and Ultra Resolution™, a camera-level image with up to 20 times the resolution of legacy LiDAR sensors. Key features of Aeries II include:

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Camera-Level Ultra Resolution: Leverages Aeva’s proprietary raw 4D data to deliver a real-time camera-level image with up to 1000 lines per frame with no motion blur for the static scene
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Instant Velocity with Ultra Long Range: Aeva’s next-generation 4D LiDAR uniquely measures instantaneous velocity for each pixel in addition to 3D position, allowing automated vehicles and machines to perceive where things are and know precisely how fast they are moving, at distances up to 500 meters
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LiDAR-on-Chip Technology: A groundbreaking design eliminates all fiber optics and incorporates all key LiDAR elements onto silicon photonics in a single compact module for reliable and scalable production
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Automotive Grade Reliability: With automotive-grade ratings for ingress, impact, thermal, and shock and vibration to ensure peak performance across a variety of road and environmental conditions
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Designed for Versatility: At a quarter of the size of the previous generation, the compact design allows for a wide range of integration options, with real-time configurable maximum ranges, field of views and scan patterns to enable a broad range of autonomous applications

“Aeries II is a leap forward for the industry and we believe it will play a critical role in unlocking the next wave of automation across a variety of applications from automotive, to industrial and beyond,” said Mina Rezk, Co-Founder and CTO at Aeva. “Aeva's unique FMCW technology has inherent advantages like instant velocity detection for each point that allow us to deliver several crucial breakthroughs for our customers such as Ultra Resolution and 4D Localization, which have not been possible until today. Aeries II provides our customers with a new level of perception to help automated vehicles and machines make safer, more intelligent decisions with higher confidence.”

Advanced 4D Perception Software with Ultra Resolution and 4D Localization

Aeva’s proprietary perception software leverages raw 4D sensor data to deliver new real-time capabilities not possible with legacy time of flight LiDAR sensors:

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Ultra Resolution: A real-time camera-level image of the world with up to 1000 lines per frame with no motion blur for the static scene, providing up to 20 times the resolution of legacy time of flight LiDAR sensors. Image segmentation enables the detection of roadway markings, drivable regions, vegetation, road barriers, as well as detecting road hazards like tire fragments at up to twice the distance of legacy time of flight LiDAR sensors.

Instant velocity data allows for high confidence detection and tracking of dynamic objects such as oncoming vehicles and other moving objects at distances up to 500 meters.
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4D Localization: Per point velocity data enables real-time ego vehicle motion estimation with six degrees of freedom, motion compensation, and on-line sensor extrinsic calibration to aid with sensor fusion. These vehicle estimation features also enable accurate vehicle positioning and navigation without the need for additional sensors, like IMU or GPS, making autonomous navigation in GPS-denied and featureless environments like tunnels possible.

“The improved safety, efficiency, and sustainability of our autonomous trucks are good for fleets, for the public, and for the environment,” said Shawn Kerrigan, COO and Co-founder of Plus. “Adding Aeva’s 4D LiDAR to our state-of-the-art long range perception provides valuable instant velocity detection for an extra layer of redundancy. We are excited to work with Aeva to commercialize and deploy our autonomous driving technology globally.”

Instant Velocity Detection with Ultra Long Range Performance

Using Aeva’s FMCW 4D technology, Aeries II delivers breakthrough performance by directly measuring the velocity of each point with centimeter per second precision, in addition to precise 3D position. Delivering four million raw points per second, a maximum field of view of 120 degrees by 30 degrees, and a maximum detection range of up to 500 meters, Aeries II holds unique advantages that allow vehicles and industrial machines to operate at higher levels of automation across a broad set of conditions, including:

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Elimination of retroreflector blooming and ghosting from highly reflective objects like street signs and roadway markings, ensuring optimal performance in complex road environments where reflective markers and signs degrade legacy LiDAR sensor performance.
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Greater ability to see through airborne particulates like dust, fog, rain, and snow, allowing improved sensor performance across a broad set of environmental conditions.
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Freedom from interference from other LiDAR sensors, including Aeva sensors, providing clear perception when operating near other LiDAR-equipped vehicles.
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Freedom from interference from the sun when it is in the field of view of the sensor, such as during sunrise and sunset, ensuring sensor performance across a wider set of lighting conditions.

The World’s First LiDAR-on-Chip Technology

Aeva’s groundbreaking LiDAR-on-Chip design eliminates all fiber optics and places all key components including transmitters, receivers and optics onto a silicon photonics chip in a compact module. This design, unique to Aeva’s FMCW 4D technology, enables the manufacturing process to be fully automated, allowing Aeva to scale production of Aeries II to meet the sensing and perception needs of a wide variety of autonomous applications at mass scale.

Automotive Grade Reliability

Aeries II is built for reliability with automotive-grade ratings to ensure peak performance across a variety of road and environmental conditions. Robust IP67 ingress and IK07 impact ratings protect the sensor from dust, water and other particles. Aeries II is also designed to meet the reliability requirements of ISO 16750 standards to ensure durability throughout operation.

Designed for Versatility

The compact design is 75% smaller than the previous generation, allowing for a wide range of sensor integration points in automotive and non-automotive applications. Real-time software configurable field of views, scanning patterns and maximum detection ranges offer optimal performance across various autonomous applications including highly assisted and autonomous driving for cars, trucks, and mobility, as well as non-automotive applications including industrial automation, smart infrastructure, and warehouse automation.

Availability

Aeries II will be available starting mid-2022. To learn more visit www.aeva.com/aeries-ii.

AEVA Product & Technology Day

Aeries II was unveiled by Aeva executives at the company’s Product & Technology Day which can be viewed online at www.aeva.com/TechDay2022.

About Aeva Technologies, Inc. (NYSE: AEVA)

Aeva’s mission is to bring the next wave of perception to a broad range of applications from automated driving to industrial robotics, consumer electronics, consumer health, security and beyond. Aeva is transforming autonomy with its groundbreaking sensing and perception technology that integrates all key LiDAR components onto a silicon photonics chip in a compact module. Aeva 4D LiDAR sensors uniquely detect instant velocity in addition to 3D position, allowing autonomous devices like vehicles and robots to make more intelligent and safe decisions. For more information, visit www.aeva.com, or connect with us on Twitter or LinkedIn.

Aeva, the Aeva logo, 4D LiDAR, Aeries, Ultra Resolution, 4D Perception, and 4D Localization are trademarks/registered trademarks of Aeva, Inc. All rights reserved. Third-party trademarks are the property of their respective owners.

Forward looking statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to: (i) the ability to maintain the listing of Aeva’s securities on the New York Stock Exchange, (ii) the price of Aeva’s securities, which may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which Aeva plans to operate, variations in performance across competitors, changes in laws and regulations affecting Aeva’s business and changes in the combined capital structure, (iii) the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities, (iv) the risk of downturns and the possibility of rapid change in the highly competitive industry in which Aeva operates, (v) the risk that Aeva and its current and future collaborators are unable to successfully develop and commercialize Aeva’s products or services, or experience significant delays in doing so, (vi) the risk that Aeva may never achieve or sustain profitability; (vii) the risk that Aeva will need to raise additional capital to execute its business plan, which many not be available on acceptable terms or at all; (viii) the risk that Aeva experiences difficulties in managing its growth and expanding operations, (ix) the risk that third-parties suppliers and manufacturers are not able to fully and timely meet their obligations, (x) the risk of product liability or regulatory lawsuits or proceedings relating to Aeva’s products and services, (xi) the risk that Aeva is unable to secure or protect its intellectual property; and (xii) the effects of the ongoing coronavirus (COVID-19) pandemic or other infectious diseases, health epidemics, pandemics and natural disasters on Aeva’s business. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors, and for a further discussion of the material risks and other important factors that could affect our financial results, please refer to our filings with the SEC, including our Form 10-Q for the quarter ended September 30, 2021. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Aeva assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Aeva does not give any assurance that it will achieve its expectations.

Contacts

Media:

Michael Oldenburg

press@aeva.ai

Investors:

Andrew Fung

investors@aeva.ai